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                                                                  EXHIBIT 3(i).2


                            CERTIFICATE OF AMENDMENT

                                       OF

                     RESTATED CERTIFICATE OF INCORPORATION



 Transitional Care of America, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware,

 DOES HEREBY CERTIFY:

 FIRST: That at a meeting of the Board of Directors of Transitional Care of America, Inc., a resolution was adopted setting forth a proposed amendment of the Amended and Restated Certificate of Incorporation of said Corporation, declaring said amendment to be advisable and calling a meeting of the stockholders of said Corporation for consideration thereof. The resolution setting forth the proposed amendment is as follows:

  BE IT RESOLVED, that the Amended and Restated Certificate of Incorporation of this Corporation be amended by changing the Article thereof numbered "Article 1" so that, as amended, said Article shall be and read as follows:

  "1.  The name of the Corporation is Intensiva HealthCare Corporation."

 SECOND: That thereafter, pursuant to resolution of its Board of Directors, a special meeting of the stockholders of said corporation was duly called and held, upon notice in accordance with Section 222 of the General Corporation Law of the State of Delaware at which meeting the necessary number of shares as required by statute were voted in favor of the amendment.

 THIRD: That said amendment was duly adopted in accordance with the applicable provisions of Sections 242 of the General Corporation Law of the State of Delaware.

 FOURTH: That the capital of said corporation shall not be reduced under or by reason of said amendment.

 IN WITNESS WHEREOF, said Corporation has caused this certificate to be signed by David W. Cross, its President, and Thomas M. Walsh, its Secretary, this 15th day of July, 1996.



                               By: David W. Cross
                                  -----------------------------------------
                                   David W. Cross, President



                               Attest: Thomas M. Walsh
                                      -------------------------------------
                                       Thomas M. Walsh, Secretary




Certificate of Amendment to Restated Certificate of Incorporation
Adopted July 15, 1996